EXHIBIT (13)(d)

FORM OF

CALCULATION AND PAYING AGENT AGREEMENT

between

EACH FUND LISTED ON ANNEX A ATTACHED HERETO

and

THE BANK OF NEW YORK MELLON,

as Calculation and Paying Agent

Dated as of December 11, 2015

Relating to

Institutional MuniFund Term Preferred Shares, Liquidation Preference $25,000 per Share

TABLE OF CONTENTS

Annex A Schedule of Funds

Annex B Wire Instructions for Calculation and Paying Agent

Exhibit A Contact Notification Form

Exhibit B Cancellation Form

CALCULATION AND PAYING AGENT AGREEMENT

This CALCULATION AND PAYING AGENT AGREEMENT (this “Agreement”) is entered into as of December 11, 2015 between each investment company listed on Annex A hereto, as may be amended from time to time (each, a “Fund”), individually, separately and severally (not jointly) and The Bank of New York Mellon, a New York banking corporation, as agent, as and to the extent provided for hereinafter (and any successor hereunder, the “Calculation and Paying Agent”).

RECITALS

WHEREAS, the Fund expects to issue one or more different series of its Institutional MuniFund Term Preferred Shares, par value of $.01 per share (the “iMTP Shares”), with a liquidation preference of $25,000 per share (the “Liquidation Preference”), pursuant to and with the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption assigned to them in Amendment to the By-laws of the Fund Establishing and Fixing the Rights and Preferences of the iMTP Shares, effective as of December 11, 2015 (the “Amendment”);

WHEREAS, the Amendment contemplates that the Fund shall engage at all times a Calculation and Paying Agent to perform the duties specified in the Amendment;

WHEREAS, the Fund desires that the Calculation and Paying Agent perform certain duties as the transfer agent, registrar, dividend disbursing agent, redemption and paying agent and calculation agent in connection with the payment of regularly scheduled dividends and redemption proceeds with respect to the iMTP Shares, and the Calculation and Paying Agent agrees to act as such in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Board of Trustees of the Fund has approved the appointment of The Bank of New York Mellon as said Calculation and Paying Agent to act in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Calculation and Paying Agent agree as follows:

Article One

PURPOSE; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01       Purpose. The Board of Trustees of the Fund has adopted a resolution appointing the Calculation and Paying Agent as the Fund’s transfer agent and registrar, dividend disbursing agent, paying agent and redemption price disbursing agent. Additionally, the Calculation and Paying Agent shall calculate the regularly scheduled dividend amount (i.e., with respect to each Rate Period, the amount calculated pursuant to Section 2.2 of the Amendment) to be paid to the Holders of iMTP Shares on each Dividend Payment Date. The Calculation and Paying Agent accepts such appointment and agrees to act as Calculation and Paying Agent with respect to the iMTP Shares pursuant to and in accordance with, and upon and subject to, the terms and conditions of this Agreement.

Section 1.02 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Amendment.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Authorized Officer” means the Chairman of the Board of Directors, the President, each Vice President (whether or not designated by a number or word added before or after the title “Vice President”), the Secretary, the Treasurer, each Assistant Secretary, each Assistant Treasurer, and every other officer or employee of the Calculation and Paying Agent designated as an authorized officer for purposes hereof in a notice to the Fund.

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties.

“Global iMTP Shares” means the iMTP Shares issued in book-entry form, deposited with the Calculation and Paying Agent on behalf of the Securities Depository and registered in the name of a nominee of the Securities Depository.

“Holder” means, with respect to the iMTP Shares of a Series, a Person in whose name such security is registered in the registration books of the Fund maintained by the Calculation and Paying Agent.

“Related Documents” means the Declaration, the iMTP Shares, the By-laws of the Fund, the Amendment and this Agreement.

“Signing Officer” means the Vice President, Secretary, Assistant Secretary, Controller, Chief Administrative Officer or any officer of the Fund who is duly authorized by the Fund to act in respect of matters relating to this Agreement.

Section 1.03       Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement: (i) words importing the singular number shall include the plural number and vice versa: (ii) any reference to an “Article,” Section” or other subdivision refers to an Article, Section or other subdivision of this Agreement; (iii) the words “hereof,” “hereunder,” “herein,” “hereto” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) references to “including” mean “including but not limited to,” and (v) all references herein to times of day shall be to New York City time.

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Article Two

DUTIES OF THE CALCULATION AND PAYING AGENT

Section 2.01       Calculating, Reporting and Disbursing Dividends and Distributions.

(a)               The Calculation and Paying Agent shall calculate the regularly scheduled dividend amount (i.e., the amount to be calculated pursuant to and in accordance with Section 2.2 of the Amendment with respect to regularly scheduled dividend amounts) to be paid to the Holders of iMTP Shares on each Dividend Payment Date. In the event that an Increased Rate Period is in effect for any Rate Period for any Outstanding Series of iMTP Shares (or the Increased Rate is otherwise in effect for any portion of a Rate Period), the Fund will, as soon as practicable, (i) make public disclosure via press release of the effectiveness of the Increased Rate for such Increased Rate Period (or portion of a Rate Period) and (ii) provide notice thereof by Electronic Means to the Agent. The Fund shall confirm the Calculation and Paying Agent’s calculation of the regularly scheduled dividend amount upon its receipt of any request therefor from the Calculation and Paying Agent.

(b)               Subject to Section 2.01(c) of this Agreement, the Fund shall irrevocably deposit with the Calculation and Paying Agent not later than 12:00 noon, New York City time (and shall provide, if applicable, to the Calculation and Paying Agent, a Fed Fund wire confirmation number), on the Business Day immediately preceding each Dividend Payment Date for the iMTP Shares (the “Dividend Payment Date Deadline”), Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions that are payable on such Dividend Payment Date in respect of the iMTP Shares. For the avoidance of doubt, the Fund shall deposit such Deposit Securities not later than the Dividend Payment Date Deadline notwithstanding anything to the contrary in the Amendment.

(c)               All Deposit Securities deposited with the Calculation and Paying Agent for the payment of dividends and other distributions payable on the iMTP Shares shall, subject to the limitations contained in this subsection (c), be held in trust for the payment of such dividends and other distributions by the Calculation and Paying Agent for the benefit of the Holders of the iMTP Shares entitled to the payment of such dividends and other distributions pursuant to Section 2.2(f) of the Amendment. Any Deposit Securities paid to the Calculation and Paying Agent in accordance with the foregoing but not applied by the Calculation and Paying Agent to the payment of dividends and other distributions will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such Deposit Securities were to have been so applied, upon request of the Fund, after which the Holders of iMTP Shares shall look only to the Fund for payment of dividends or other distributions.

(d)               Upon the Calculation and Paying Agent’s receipt of the Deposit Securities in accordance with the provisions of clause (b) above (provided, however, that payment in next-day funds at any time on a preceding Business Day shall be considered equivalent to payment in same-day funds on the next Business Day at the same time, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds before 12:00 noon, New York City time, on the next Business Day) or, in the case of dividends in arrears on any iMTP Share, at any time as may be fixed by the Fund and in respect of which the Fund has advised the Calculation and Paying Agent, the Calculation and

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Paying Agent shall pay to the Holders of such iMTP Shares as their names appear on the registration books of the Fund at the close of business on the day immediately preceding the Dividend Payment Date (or, if such day is not a Business Day, the next preceding Business Day), dividends on the applicable iMTP Shares. The amount of dividends for any Dividend Period to be paid by the Calculation and Paying Agent to the Holder entitled thereto will be determined as set forth in clause (a) above and in Section 2.2 of the Amendment. The Calculation and Paying Agent shall have no duty to determine other amounts due hereunder (except for the calculation of the regularly scheduled dividend amount). The Calculation and Paying Agent may conclusively presume that it may make any payment required to be made by it hereunder, whether in respect of dividends or otherwise, without restriction of any kind, unless and until it shall have been notified otherwise by the Fund at least two (2) Business Days prior to the date scheduled for any such payment.

(e)               Whenever the Fund intends to include any net capital gains or ordinary income in any dividend on iMTP Shares of a Series pursuant to the Amendment, the Fund shall, subject to Section 2.10(b) of the Amendment, (i) in addition to and in conjunction with the payment of such dividend, deposit with the Calculation and Paying Agent as provided in Section 2.01(b), Deposit Securities in an amount payable in respect of such net capital gains or ordinary income included as part of such dividend and (ii) notify the Calculation and Paying Agent, by a Notice of Taxable Allocation, of the fact that such net capital gains or ordinary income will be so included not later than fourteen (14) calendar days preceding the earliest date on which a dividend is declared with respect to which such net capital gains or ordinary income will relate (as provided in Section 2.10(d) of the Amendment). Whenever such Notice of Taxable Allocation is received from the Fund, the Calculation and Paying Agent will, in turn, provide notice thereof to each Holder and to each Designated Owner that has been identified in writing to the Calculation and Paying Agent within two (2) Business Days of receipt by the Calculation and Paying Agent of such Notice of Taxable Allocation.

(f)                If the Fund determines that any net capital gains or ordinary income must be included in a dividend on iMTP Shares of a Series but it is not practicable to deposit with the Calculation and Paying Agent any required payments concurrently with such dividend pursuant to Section 2.01(e), then the Fund shall deposit with the Calculation and Paying Agent Deposit Securities in the amount of such payment as soon as reasonably practicable and without reference to any regular Dividend Payment Date. Similarly, if the Fund determines that any net capital gains or ordinary income must be included in a dividend on iMTP Shares of a Series but it is not practicable to comply with the requirements for prior notice in Section 2.01(e), then the Fund shall provide notice by delivering a Notice of Taxable Allocation thereof to the Calculation and Paying Agent as soon as practicable, but in any event prior to the end of the calendar year in which such dividend is paid. Whenever such notice is received from the Fund, the Calculation and Paying Agent will, in turn, provide notice thereof to each Holder and to each Designated Owner that has been identified in writing to the Calculation and Paying Agent within two (2) Business Days of receipt by the Calculation and Paying Agent of such notice.

(g)               Nothing contained herein shall be construed to require the Calculation and Paying Agent to advance its own funds to any Holder if sufficient Deposit Securities have not been deposited with the Calculation and Paying Agent by the Fund for the purpose of making payments hereunder or otherwise.

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(h)               The Fund shall notify the Calculation and Paying Agent of the ratings assigned to the iMTP Shares by the Rating Agencies as of the date hereof. The Fund shall notify the Calculation and Paying Agent of the downgrade, upgrade or withdrawal of such ratings at any time after the date hereof as soon as practicable following the occurrence of such event. Until the Calculation and Paying Agent receives such notice, it may presume conclusively, for purposes of calculating the regularly scheduled dividend amount to be paid to Holders of iMTP Shares, that the ratings of the iMTP Shares are those ratings most recently provided to it by the Fund. The Fund shall notify the Calculation and Paying Agent of any termination, or appointment, of an NRSRO as a Rating Agency pursuant to Section 2.7 of the Amendment.

(i)                 Except with respect to the entitlements of the Holders as provided in clause (c) above and Section 2.02(e), the Calculation and Paying Agent, in carrying out its responsibilities as the Calculation and Paying Agent under this Article Two, shall be acting solely as the agent of the Fund. No delivery of iMTP Shares to the Calculation and Paying Agent, or any agent of the Calculation and Paying Agent, shall constitute a redemption of the iMTP Shares.

Section 2.02       Redemption.

(a)               If the Fund shall determine to redeem, in whole or in part, iMTP Shares pursuant to the optional redemption provisions of Section 2.5(c) of the Amendment, then the Fund shall give a Preliminary Notice of Redemption by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Calculation and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. In the event that the Fund requests the Calculation and Paying Agent, on behalf of the Fund, to deliver such Preliminary Notice of Redemption, the Fund shall deliver such Preliminary Notice of Redemption to the Calculation and Paying Agent in accordance with Section 2.04 of this Agreement. A Preliminary Notice of Redemption shall be sent to Holders not more than forty-five (45) calendar days prior to the anticipated optional redemption date specified in such Preliminary Notice of Redemption. Each such Preliminary Notice of Redemption shall state: (A) the date on which the optional redemption is anticipated to occur; (B) the Series and number of iMTP Shares expected to be redeemed; (C) the CUSIP number for iMTP Shares of such Series of iMTP Shares; and (D) the provisions of the Amendment under which such redemption is expected to be made. If fewer than all iMTP Shares held by any Holder are to be redeemed, the Preliminary Notice of Redemption delivered to such Holder shall also specify the number of iMTP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in any Preliminary Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to Section 2.5(c) of the Amendment that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to elect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Preliminary Notice of Redemption. No defect in the Preliminary Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(b)               If the Fund shall determine or be required to redeem, in whole or in part, iMTP Shares pursuant to any redemption provision of the Amendment, then (i) the Fund shall notify the Calculation and Paying Agent of the related Redemption Date and (ii) the Fund shall give a Notice of Redemption by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Calculation and Paying Agent, on behalf of the Fund, to promptly

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do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. In the event that the Fund requests the Calculation and Paying Agent, on behalf of the Fund, to deliver such Notice of Redemption, the Fund shall deliver such Notice of Redemption to the Calculation and Paying Agent in accordance with Section 2.04 of this Agreement. A Notice of Redemption shall be sent to Holders not more than forty-five (45) calendar days and not less than ten (10) calendar days prior to the date fixed for redemption in such Notice of Redemption. Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the Series and number of iMTP Shares to be redeemed; (C) the CUSIP number for the iMTP Shares of such Series; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the iMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of the Amendment under which such redemption is made. If fewer than all iMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of iMTP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to Section 2.5(c) of the Amendment that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(c)               At any time from and after the giving of a Notice of Redemption and prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund) (the “Redemption Date Deadline”), the Fund shall (A) deposit with the Calculation and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the iMTP Shares to be redeemed on the Redemption Date, in accordance with the Amendment, and (B) give the Calculation and Paying Agent, subject to Section 2.02(d) of this Agreement, irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the iMTP Shares called for redemption on the Redemption Date. Notwithstanding the provisions of clause (A) of the preceding sentence, if the Redemption Date is the Term Redemption Date, then such deposit of Deposit Securities shall be made no later than fifteen (15) calendar days prior to the Term Redemption Date. For the avoidance of doubt, the Fund shall deposit such Deposit Securities not later than the Redemption Date Deadline notwithstanding anything to the contrary in the Amendment.

(d)               The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the iMTP Shares called for redemption and redeemed on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred and sixty five (365) calendar days from the date of redemption of the iMTP Shares shall, to the extent permitted by law, be repaid to the Fund upon receipt by the Calculation and Paying Agent of a written instruction from the Fund therefor, after which the Holders of the iMTP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof.

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(e)               All Deposit Securities transferred to the Calculation and Paying Agent for payment of the Redemption Price of the iMTP Shares called for redemption shall be held in trust by the Calculation and Paying Agent for the benefit of Holders of the iMTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of the Amendment and upon receipt by the Calculation and Paying Agent of a written instruction from the Fund therefor.

(f)                Upon the Calculation and Paying Agent’s receipt of the Fund’s deposit of Deposit Securities in accordance with the provisions of clause (c) above (provided, however, that payment in next-day funds at any time on a preceding Business Day shall be considered equivalent to payment in same-day funds on the next Business Day at the same time, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds before 12:00 noon, New York City time, on the next Business Day), the Calculation and Paying Agent shall pay to the applicable Holder, pursuant to the Amendment, on the Redemption Date related thereto, the Redemption Price. The Redemption Price to be paid by the Calculation and Paying Agent to the Holder entitled thereto will be determined by the Fund as set forth in Section 2.5 of the Amendment and in respect of which the Fund has advised the Calculation and Paying Agent pursuant to the Notice of Redemption or otherwise. The Calculation and Paying Agent shall have no duty to determine the Redemption Price or other amounts due hereunder (except for the calculation of the regularly scheduled dividend amount) and, with respect to the Redemption Price, may rely on the amount thereof set forth in the Notice of Redemption or otherwise communicated by the Fund to the Calculation and Paying Agent. The Calculation and Paying Agent may conclusively presume that it may make any payment required to be made by it hereunder, whether in respect of dividends, Redemption Price or otherwise, without restriction of any kind, unless and until it shall have been notified otherwise by the Fund at least two (2) Business Days prior to the date scheduled for any such payment.

(g)               If fewer than all of the Outstanding iMTP Shares of a Series are to be redeemed pursuant to the Amendment, the number of iMTP Shares to be redeemed from the respective Holders shall be selected (i) pro rata among the Outstanding shares of such Series of iMTP Shares, (ii) by lot or (iii) in such other manner as the Board of Trustees may determine to be fair and equitable and that is in accordance with the 1940 Act; provided, in each such case, that such method of redemption shall be subject to any applicable procedures established by the Securities Depository. Subject to the Amendment, the Fund’s Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which iMTP Shares will be redeemed from time to time.

(h)               Notwithstanding anything to the contrary herein or in the Amendment, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth in the Amendment with respect to notification of redemption for the iMTP Shares other than the ten-calendar-day minimum notice period set forth in Section 2.02(b), provided that such modification does not materially and adversely affect the Holders of the iMTP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Calculation and Paying Agent without its prior consent.

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Section 2.03 Separate Accounts. The Calculation and Paying Agent shall establish and maintain the trust accounts (inclusive of any sub-account thereof unless otherwise specified herein) bearing the names and account numbers identified on Annex B attached hereto (each such account, a “Separate Account”). Each such Separate Account shall be a separate non-interest bearing trust account maintained by the Calculation and Paying Agent for the benefit of the Holders of the Fund to which such Separate Account relates and shall be maintained on the books and records of the Calculation and Paying Agent at all times after the establishment thereof pursuant to and in accordance with the terms of this Agreement until the termination of this Agreement pursuant to and in accordance with its terms. The Calculation and Paying Agent shall not take any action that will result in the creation of any lien on, or security interest in, any such Separate Account or the assets therein.

Section 2.04       Delivery of Notices. Without limitation of the other provisions of this Agreement, the Fund will deliver or, if the Fund so directs, the Calculation and Paying Agent, pursuant to and in accordance with the last paragraph of this Section 2.04, will deliver:

(a)               a copy of any Preliminary Notice of Redemption of iMTP Shares to Holders of iMTP Shares;

(b)               a copy of any Notice of Redemption or notice of an other repurchase of iMTP Shares to Holders of iMTP Shares;

(c)               notice to each Holder and to each Designated Owner that has been identified in writing to the Calculation and Paying Agent in accordance with Section 2.10 of the Amendment of the inclusion of any net capital gains or ordinary income taxable in any dividend on the iMTP Shares; and

(d)               notice to the Holders of iMTP Shares of any proxy solicitation as soon as reasonably practicable, but in no event later than five (5) Business Days after the mailing thereof.

The documents specified in subsections (a) and (b) above shall be delivered by the Calculation and Paying Agent as provided in Section 2.02(a) and Section 2.02(b), respectively, of this Agreement. In the event that the Fund requests the Calculation and Paying Agent, on behalf of the Fund, to deliver a Preliminary Notice of Redemption or a Notice of Redemption, as provided in Section 2.02(a) or Section 2.02(b), respectively, of this Agreement, the Fund shall deliver such Preliminary Notice of Redemption or Notice of Redemption, as appropriate, to the Calculation and Paying Agent at least two (2) Business Days prior to each date on which the Fund has determined that such Preliminary Notice of Redemption or Notice of Redemption, as appropriate, is to be delivered to Holders of the iMTP Shares, and shall instruct the Calculation and Paying Agent in writing as to the date on which the Calculation and Paying Agent is to deliver the same to Holders of iMTP Shares. If and to the extent that the Fund provides the Calculation and Paying Agent with copies of any of the foregoing items in subsections (c) or (d), the Calculation and Paying Agent shall deliver the same by Electronic Means to the designated recipients thereof promptly, but in any event, within two (2) Business Days of receipt thereof. The Calculation and Paying Agent shall have no duty to examine and shall not be charged with knowledge of the contents of any of the foregoing items (a) through (d), its sole duty in respect thereof being to deliver same to the Holders and each Designated Owner that has been identified in writing to the Calculation and Paying Agent and the Securities Depository, as the case may be (with copies to the Fund, as

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applicable), if and when requested and as and to the extent hereinabove provided or as otherwise provided herein. Delivery of such notices, reports, information and documents to the Calculation and Paying Agent is for informational purposes only and the Calculation and Paying Agent’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Fund’s compliance with any of its covenants hereunder.

Article Three

CALCULATION AND PAYING AGENT AS TRANSFER AGENT AND REGISTRAR

Section 3.01       Issue of Stock Certificates. On the Date of Original Issue of any iMTP Share, one or more certificates for the iMTP Shares shall be issued by the Fund and registered in the name of the Securities Depository or its nominee (“Global iMTP Shares”), and countersigned by the Calculation and Paying Agent, as transfer agent and registrar. The Calculation and Paying Agent may hold the Global iMTP Shares as custodian for the Securities Depository. The Fund will give the Calculation and Paying Agent prior written notice, which will include instructions, as to the issuance of iMTP Shares.

Section 3.02       Share Register; Allocation of Shares.

(a)               The Calculation and Paying Agent shall maintain a registry of the Holders of the iMTP Shares. The Fund, the Calculation and Paying Agent and any agent of the Fund or the Calculation and Paying Agent may treat the Person in whose name any iMTP Share is registered as the owner of such iMTP Share for the purpose of receiving payment of the Redemption Price of and dividends in respect of such iMTP Share and, except as expressly provided in Section 2.01(e) and Section 2.01(f) with respect to Designated Owners, for all other purposes whatsoever, and neither the Fund, the Calculation and Paying Agent nor any agent of the Fund or the Calculation and Paying Agent shall be affected by notice to the contrary.

(b)               None of the Fund or the Calculation and Paying Agent shall have any responsibility or obligation to any Designated Owner in a Global iMTP Share, an Agent Member or other Person with respect to the accuracy of the records of the Securities Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Global iMTP Shares or with respect to the delivery to any Agent Member, Designated Owner or other Person (other than the Securities Depository) of any notice (including any Notice of Redemption) or the payment of any amount, under or with respect to such iMTP Shares. All notices and communications to be given to the Holders and all payments to be made to Holders under the applicable Related Documents shall be given or made only to or upon the order of the registered holders (which shall be the Securities Depository or its nominee in the case of Global iMTP Shares). The rights of Designated Owners in the Global iMTP Shares shall be exercised only through the Securities Depository subject to the applicable procedures of the Securities Depository. The Fund and the Calculation and Paying Agent shall be entitled to rely and shall be fully protected in acting upon information furnished by the Securities Depository with respect to its members, participants and any beneficial owners. The Fund and the Calculation and Paying Agent shall be entitled to deal with the Securities Depository, and any nominee thereof that is the registered holder of any Global iMTP Shares, for all purposes

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of the Related Documents relating to such Global iMTP Shares (including the payment of dividends, Redemption Price, if any, and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global iMTP Shares) as the sole holder of such Global iMTP Shares and shall have no obligations to the Designated Owners thereof. None of the Fund or the Calculation and Paying Agent shall have any responsibility or liability for any acts or omissions of the Securities Depository with respect to such Global iMTP Shares, for the records of the Securities Depository, including records in respect of beneficial ownership interests in respect of any such Global iMTP Shares, for any transactions between the Securities Depository and any Agent Member or between or among the Securities Depository, any such Agent Member and/or any holder or owner of a beneficial interest in such Global iMTP Shares, or for any transfers of beneficial interests in any of such Global iMTP Shares.

(c)               The Calculation and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Related Documents or under applicable law with respect to any transfer of any interest in any iMTP Share (including any transfers between or among Agent Members or Designated Owners of interests in any Global iMTP Shares), other than to require delivery of such certificates, other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.03       Registration of Shares.

(a)               Except as set forth in this Section 3.03, if a Securities Depository is used, the iMTP Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository with respect to the iMTP Shares, then upon such resignation such iMTP Shares shall be registered for transfer or exchange and new certificates shall be issued in the name of the transferee or transferees designated by the Securities Depository upon surrender of the old certificates in a form deemed by the Calculation and Paying Agent in its capacity as registrar properly endorsed for transfer with (i) all necessary endorsers’ signatures guaranteed by an “eligible guarantor institution” meeting the requirements of the Calculation and Paying Agent in its capacity as registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Calculation and Paying Agent in its capacity as registrar, in addition to, or in substitution for; STAMP, all in accordance with the Exchange Act; and (ii) evidence satisfactory to the Fund of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

(b)               If certificates representing iMTP Shares are at the direction of the Fund to be held by Holders other than the Securities Depository, such shares shall be registered for transfer or exchange, and the Fund shall issue one or more new certificates with respect to such shares registered in the names of the Designated Owners thereof or their nominees, upon surrender of the old certificates in a form deemed by the Calculation and Paying Agent properly endorsed for transfer, with (i) all necessary endorsers’ signatures guaranteed in such manner and form as the Calculation and Paying Agent may require by a guarantor reasonably believed by the Calculation and Paying Agent to be responsible; (ii) such assurances as the Calculation and Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement; and (iii) evidence satisfactory to the Fund of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

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Section 3.04       Lost Certificates. The Calculation and Paying Agent shall issue and register replacement certificates for certificates evidencing iMTP Shares represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Calculation and Paying Agent, subject at all times to provisions of law, the Declaration governing such matters and resolutions adopted by the Fund with respect to lost securities. The Calculation and Paying Agent may treat any certificates that were replaced due to an alleged loss, theft or destruction as if such certificates were cancelled at the time of the issuance of replacements therefor. The Calculation and Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Calculation anti Paying Agent to issue a replacement or new certificate pursuant to this Section 3.04 shall be deemed to be a representation and warranty by the Fund to the Calculation and Paying Agent that such issuance will comply with applicable provisions of law and the Declaration and resolutions of the Fund.

Section 3.05       Disposition of Cancelled Certificates; Record Retention. The Calculation and Paying Agent shall retain certificates evidencing iMTP Shares which have been cancelled in transfer or in exchange and accompanying documentation for two calendar years from the date of such cancellation. The Calculation and Paying Agent shall afford access to the Fund, its agents and counsel at reasonable times during normal business hours to review and make extracts or copies of such certificates and accompanying documentation. Upon the expiration of such two year period and at the Fund’s request, the Calculation and Paying Agent shall deliver to the Fund the cancelled certificates and accompanying documentation. The Fund shall, at its sole cost and expense, retain such records for a minimum additional period often calendar years from the date of delivery of the records to the Fund and shall make such records available during normal business hours during this period at any time, or from time to time, for reasonable periodic, special or other examinations by representatives of the SEC. The Fund shall also undertake to furnish to the SEC, upon demand, at either its principal office or at any regional office, complete, correct and current hard copies of any and all such records.

Section 3.06       Stock Transfer Books. The Calculation and Paying Agent shall maintain the stock transfer books listing the Holders of iMTP Shares. In case of any request or demand for the inspection of the stock transfer books of the Fund or any other books of the Fund in the possession of the Calculation and Paying Agent, the Calculation and Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. Notwithstanding the foregoing, the Calculation and Paying Agent reserves the right to allow such stock transfer books or other books to be inspected by any Person in case it is advised by its counsel that its failure to do so would: (i) be unlawful or (ii) expose it to liability, unless the Calculation and Paying Agent shall have received an offer of indemnification acceptable to it.

Section 3.07       Return of Funds. The Calculation and Paying Agent shall notify the Fund by Electronic Means of the amount of any funds deposited with the Calculation and Paying Agent by the Fund for any reason under this Agreement, including for the payment of dividends or the redemption of iMTP Shares, that remain with the Calculation and Paying Agent after 90 days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Fund by the Calculation and Paying Agent upon the request by Electronic Means of the Fund. The Calculation and Paying Agent shall have no duty to invest any funds deposited with it at any time pursuant to this Agreement.

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Article Four

REPRESENTATIONS AND WARRANTIES

Section 4.01       Representations and Warranties of the Fund. The Fund represents and warrants to the Calculation and Paying Agent that as of the date hereof:

(a)               the Fund is a business trust in good standing under the laws of the Commonwealth of Massachusetts and has full power to execute and deliver this Agreement and to authorize, create and issue the iMTP Shares;

(b)               this Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally from time to time in effect and by general principles of equity;

(c)               the forms of the certificates evidencing iMTP Shares comply with all applicable laws of the Commonwealth of Massachusetts;

(d)               the iMTP Shares have been duly authorized and are validly issued, fully paid and nonassessable, except that, as set forth in the Final Memorandum, shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations;

(e)               no action by or before any governmental body or authority of the Commonwealth of Massachusetts is required in connection with the execution and delivery of this Agreement or the issuance of iMTP Shares; and

(f)                the execution and delivery of this Agreement and the issuance and delivery of the iMTP Shares will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under the Declaration, the Amendment, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound.

Section 4.02       Representations and Warranties of the Calculation and Paying Agent. The Calculation and Paying Agent represents and warrants to the Fund that (i) the Calculation and Paying Agent is duly organized and is validly existing as a banking corporation under the laws of the State of New York, (ii) the Calculation and Paying Agent has the corporate power to enter into and perform its obligations under this Agreement and (iii) this Agreement constitutes the legal, valid and binding obligation of the Calculation and Paying Agent except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws related to or affecting the rights of creditors generally from time to time in effect and by general principles of equity.

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ARTICLE FIVE

THE CALCULATION AND PAYING AGENT

Section 5.01       Duties and Responsibilities.

(a)               The Calculation and Paying Agent is acting solely as agent for the Fund hereunder and owes no duties, fiduciary or otherwise, to any other Person by reason of this Agreement, except as otherwise may be provided by Sections 2.01(c), 2.02(e) and 6.04 hereof.

(b)               The Calculation and Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Calculation and Paying Agent.

(c)               In the absence of gross negligence (and with respect to the handling of funds, in the absence of negligence), willful misconduct or bad faith on its part, the Calculation and Paying Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Calculation and Paying Agent shall not be liable for any error of judgment made in good faith unless and to the extent resulting from its own gross negligence (and with respect to the handling of funds, its own negligence).

(d)               Any application by the Calculation and Paying Agent for written instructions from the Fund may, at the option of the Calculation and Paying Agent, set forth in writing any action proposed to be taken or omitted by the Calculation and Paying Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Calculation and Paying Agent shall not be liable for any action taken by, or omission of, the Calculation and Paying Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Signing Officer of the Fund actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Calculation and Paying Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(e)               The Calculation and Paying Agent has no obligation under the terms of this Agreement or otherwise to enforce any rights or exercise any remedies that may be available to any Holder, Designated Owner or other Person that arise out of or relate to this Agreement or otherwise.

(f)                Unless otherwise specified as set forth in Sections 2.02(a), 2.02(b), 2.04 and 6.14, the Calculation and Paying Agent shall not be required to deliver any notice or other communication referred to herein to be delivered by it unless and until it shall have received by Electronic Means from the Fund a request to deliver such notice or other communication at least two (2) Business Days prior to the date upon which any such notice or communication is so required to be delivered (unless a shorter period of time shall be acceptable to the Calculation and Paying Agent). The Fund will not, without the prior written consent of the Calculation and Paying

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Agent (which consent shall not be unreasonably withheld), amend the Amendment in a manner that affects the rights, duties, privileges and immunities of the Calculation and Paying Agent under this Agreement, the Amendment or otherwise. The Fund shall deliver to the Calculation and Paying Agent (a) each proposed amendment or revision of, or supplement to, the Amendment that includes any such changes not later than ten (10) days prior to its effectiveness and (b) the Amendment, as it may be so amended, revised or supplemented, promptly after the effectiveness of each amendment or revision thereof, or supplement thereto.

Section 5.02       Rights of the Calculation and Paying Agent.

(a)               The Calculation and Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for, or written instructions authorized hereby. The Calculation and Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document, in the absence of gross negligence, believed by it to be genuine. The Calculation and Paying Agent shall not be liable for acting upon any telephone communication authorized hereby, which the Calculation and Paying Agent believes in the absence of bad faith to have been given by the Fund, a Holder or a Designated Owner. The Calculation and Paying Agent may record telephone communications with the Fund in connection with its duties hereunder.

(b)               The Calculation and Paying Agent may consult with counsel of its choice and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)               The Calculation and Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

(d)               The Calculation and Paying Agent may perform its duties and its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(e)               Anything in this Agreement to the contrary notwithstanding, in no event shall the Calculation and Paying Agent be liable to the Fund for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Calculation and Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f)                The Calculation and Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.

(g)               The Calculation and Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances;

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sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. The Calculation and Paying Agent shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.

(h)               The Calculation and Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity (with respect to parties other than the Calculation and Paying Agent), accuracy or adequacy of this Agreement (including any schedules hereto), any iMTP Shares, the Amendment, any offering material used in connection with the other and sale of any iMTP Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

(i)                 The permissive right of the Calculation and Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.

(j)                 The Calculation and Paying Agent may request that the Fund deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any Signing officer or by any other Person authorized to sign such a certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)               Unless otherwise mutually agreed between the Fund and the Calculation and Paying Agent, the Calculation and Paying Agent shall be under no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder. In the event the Fund and the Calculation and Paying Agent shall otherwise agree, any interest or earnings on or with respect to any amount held or deposited hereunder shall be remitted to the Fund in accordance with such agreement. Subject to Section 2.03, the Calculation and Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate any amounts hereunder except as required by law.

(l)                 The Calculation and Paying Agent, in its individual or any other capacity, may become the owner or pledgee of iMTP Shares with the same rights it would have if it were not Calculation and Paying Agent.

(m)             The Calculation and Paying Agent has no duty under, pursuant to, or in connection with any Related Document or any other agreement, indenture or document (except as otherwise expressly provided herein), or to comply or to cause or monitor compliance by the Fund or any other Person with the provisions of any Related Document or such agreement, indenture or document.

(n)               Except with respect to the calculation of the amount of regularly scheduled dividends paid on each Dividend Payment Date, as set forth in Section 2.01(a) hereof, the Calculation and Paying Agent shall have no duty to calculate the amount of any payment to be made by it hereunder and may conclusively rely on the Fund’s determination of any such other amounts. The Calculation and Paying Agent shall have no duty to determine the occurrence or continuance of any event or events that constitute an Increased Rate Period under the Amendment.

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(o)               The Calculation and Paying Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons reasonably believed by the Calculation and Paying Agent to be authorized to give instructions and directions on behalf of the proper party. The Calculation and Paying Agent shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of such proper party; and the Calculation and Paying Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions or directions. The Fund agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Calculation and Paying Agent, including without limitation the risk of the Calculation and Paying Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(p)       Notwithstanding any other provision of this Agreement, the Calculation and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the iMTP Shares related to such laws, regulations, interpretations or intergovernmental approaches, in which event the Calculation and Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Section 5.03       Calculation and Paying Agent’s Disclaimer. Except as provided in Section 4.02, the Calculation and Paying Agent makes no representation as to the validity or adequacy of this Agreement or any iMTP Shares issued or to be issued.

Section 5.04       Compensation, Expenses and Indemnification.

(a)               The Fund shall pay the Calculation and Paying Agent, from time to time, compensation for all services rendered by it under this Agreement as shall be agreed upon, from time to time, in writing by the Fund and the Calculation and Paying Agent.

(b)               The Fund shall reimburse the Calculation and Paying Agent, upon the Calculation and Paying Agent’s request, for all reasonable out of pocket expenses, disbursements and advances incurred or made by the Calculation and Paying Agent in accordance with the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of any agent or counsel for the Calculation and Paying Agent), except any expense or disbursement attributable to its gross negligence, willful misconduct or bad faith, or its negligence with respect to the handling of funds.

(c)               The Fund shall indemnify, defend and hold the Calculation and Paying Agent and its directors, officers, employees and agents (collectively with the Calculation and Paying Agent, the “Indemnitees”) harmless from and against every loss, liability or expense, including without limitation, damages, fines, suits, actions, demands, costs, out-of-pocket expenses, and reasonable legal fees and expenses (collectively, “Losses”), that may be imposed on, incurred by, or asserted

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(whether by the Fund, any Holder or Designated Owner, or any other Person) against, any Indemnitee for or in respect of its (1) execution and delivery of this Agreement, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Calculation and Paying Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except in the case of such performance only, with respect to any Indemnitee, to the extent that the Loss resulted from such Indemnitee’s gross negligence, willful misconduct, bad faith, or its negligence with respect to the handling of funds.

(d)               The provisions of this Section 5.04 shall survive the resignation or removal of the Calculation and Paying Agent and the termination of this Agreement for any reason.

Section 5.05       Resignation and Removal of the Calculation and Paying Agent.

(a)               The Calculation and Paying Agent may resign and be discharged from its duties and obligations hereunder with respect to any iMTP Shares by giving sixty (60) days’ prior written notice to the Fund; provided, however, that no such resignation of the Calculation and Paying Agent shall be effective until the Fund shall have appointed a successor Calculation and Paying Agent for such shares and such successor Calculation and Paying Agent shall have entered into a calculation and paying agent agreement with the Fund in which it shall have agreed to the same duties and obligations with respect to such shares in accordance with the terms and conditions of this Agreement. In such case, the Fund shall use its best efforts to appoint a successor calculation and paying agent for such shares and enter into such calculation and paying agent agreement with such Person as soon as reasonably practicable.

(b)               The Fund may remove the Calculation and Paying Agent with respect to any iMTP Shares by giving at least sixty (60) days’ prior written notice to the Calculation and Paying Agent; provided, however, that no such removal shall become effective until the Fund shall have appointed a successor Calculation and Paying Agent for such shares and such successor Calculation and Paying Agent shall have entered into a calculation and paying agent agreement with the Fund in which it shall have agreed to undertake the same duties and assume the same obligations for such shares in accordance with the terms and conditions of this Agreement. In such case, the Fund shall use its best efforts to appoint a successor calculation and paying agent for such shares and enter into such a calculation and paying agent agreement with such Person as soon as reasonably practicable.

(c)               The provisions of this Section 5.05 shall survive the termination for any reason of this Agreement, or the resignation or removal of the Calculation and Paying Agent.

(d)               If no appointment of a successor Calculation and Paying Agent shall be made within sixty (60) days pursuant to the foregoing provisions, the Calculation and Paying Agent retiring or being removed from office may apply to any court of competent jurisdiction to appoint a successor Calculation and Paying Agent hereunder. Such court may, as it may deem proper, prescribe or appoint a successor Calculation and Paying Agent.

(e)               Any Person into which the Calculation and Paying Agent or any successor to it may be merged or converted or with which it or any successor to it may be consolidated, or any Person resulting from any merger, conversion, consolidation or reorganization to which the Calculation and Paying Agent or any successor to it shall be a party or any Person to which all or substantially all of the corporate trust agency business of the Calculation and Paying Agent or any such successor shall be transferred shall be the successor Calculation and Paying Agent under this Agreement.

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Article Six

MISCELLANEOUS

Section 6.01       Term of Agreement.

(a)               Subject to the provisions of Section 5.04(d), the term of this Agreement shall continue for so long as any iMTP Shares are Outstanding, unless it shall be terminated as provided in Section 6.05.

(b)               Except as otherwise provided in this Section 6.01(b), the rights and duties of the Fund and the duties of the Calculation and Paying Agent under this Agreement with respect to iMTP Shares shall cease upon termination of this Agreement. The Fund’s representations, warranties, covenants and obligations to the Calculation and Paying Agent under Sections 3.04, 4.01 and 5.04 hereof shall survive the termination hereof and the resignation or removal of the Calculation and Paying Agent. Upon termination of this Agreement with respect to the iMTP Shares, the Calculation and Paying Agent shall (i) at the request of the Fund, promptly deliver to the Fund copies of all books and records maintained by it with respect to the iMTP Shares in connection with its duties hereunder, and (ii) at the request of the Fund, promptly transfer to the Fund or any successor Calculation and Paying Agent any funds held for the Fund with respect to the iMTP Shares which have not previously been distributed by the Calculation and Paying Agent in accordance with this Agreement.

Section 6.02       Communications and Wire Instructions. All notices, requests and other communications to any party hereunder shall be in writing (including by Electronic Means) given to such Person at its address or fax number set forth below:

If to the Fund:

[Fund Name]

c/o Eaton Vance Management

Two International Place

Boston, Massachusetts 02110

Attention: Maureen Gemma, Secretary

Telephone: 617 672-8305

Fax: 617 672-1305

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In case the Calculation and Paying Agent is required to return any funds advanced by the Fund, such funds shall be wire transferred pursuant to instructions provided separately by the Fund in accordance with this Section 6.02.

Wire Instructions:

See Annex A

If Deposit Securities will be delivered by the Fund’s custodian pursuant to Section 2.01 and Section 2.02 or any other provision hereof, the Custodian’s DTC Participant number is as follows:

DTC Participant Number: 0997

All notices, requests, demands, instructions, directions and other communications to be delivered to the Calculation and Paying Agent, unless otherwise expressly provided for in the applicable document, shall be sent by Electronic Means to the attention of the Calculation and Paying Agent at the office of the Calculation and Paying Agent set forth below (notices sent by email shall be sent by email to each of the representatives listed below at their respective email addresses shown below):

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street
Floor 7E
New York, New York 10286
Fax: (212) 815-2830

Mike Diep
Vice President
Tel: (212) 815-2834
Fax: (212) 815-2830
Email: mike.diep@bnymellon.com

or to such other address and/or Persons, telecopy numbers and/or e-mail addresses as the party to whom the communication is addressed shall have previously communicated to the other party. Communications shall be given on behalf of the Fund by a Signing Officer and on behalf of the Calculation and Paying Agent by an Authorized Officer. Communications shall be effective when actually received at the proper address. Any notice, request, demand or communication to the parties in this Section 6.02 shall be deemed to be effective upon actual receipt by the applicable party in the manner provided above.

All moneys delivered by the Fund to the Calculation and Paying Agent whether for payment of dividends, Redemption Price, Additional Amount Payments, or otherwise, and all Deposit Securities, shall be sent by wire transfer to the account identified on Annex B hereto, as may be amended from time to time.

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Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Holder affected by such event, at his address as it appears in the registry of the Holders of the iMTP Shares maintained by the Calculation and Paying Agent, not later than the latest date, and not earlier that the earliest date, prescribed for the giving of such notice; provided, however, that, in the case of Global iMTP Shares, any notice given by the Calculation and Paying Agent to the Securities Depository or its nominee may be given by Electronic Means or otherwise in accordance with the applicable procedures of the Securities Depository in lieu of by mail within the aforesaid time periods prescribed for the giving of any such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Calculation and Paying Agent, but such tiling shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Email transmissions shall be deemed to have been validly given or made when sent to the following email addresses; if to the Fund or the Adviser, to FundAdminOversight2@eatonvance.com, if to the Calculation and Paying Agent, to mike.diep@bnymellon.com.

Section 6.03       Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties.

Section 6.04       Benefits. Nothing herein, express or implied, shall give to any Person, other than the Fund, the Calculation and Paying Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder, except that the Holders and, but only in connection with specific references herein to Designated Owners (as distinguished from references to Holders), Designated Owners from time to time of the iMTP Shares, are express third party beneficiaries of this Agreement with respect to those provisions hereof pursuant to which the Calculation and Paying Agent is obligated to deliver notices to Designated Owners, subject, however, to the terms and provisions of this Agreement, including Section 6.14 hereof.

Section 6.05       Amendment; Waiver.

(a)               Subject to Section 5.05, this Agreement shall not be, and not be deemed or construed to be, modified, amended, rescinded, terminated or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each party.

(b)               Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

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Section 6.06 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Calculation and Paying Agent. Except as otherwise provided in Sections 5.05(d) and 5.05(e), without the prior written consent of the Fund, the Calculation and Paying Agent may not assign this Agreement except by operation of law or to a Person who acquires all or substantially all of the assets and assumes all of the liabilities of the Calculation and Paying Agent, either directly or by operation of law.

Section 6.07       Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

Section 6.08       Articles and Section Headings. The Articles and Section headings and the Table of Contents herein are for convenience of reference only, and shall not affect the construction, or limit or otherwise affect the meaning hereof.

Section 6.09       Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument. This Agreement may be delivered by the exchange of signed signature pages by facsimile transmission or by e-mail with a pdf copy attached, and any printed or copied version of any signature page so delivered shall have the same force and effect as an originally signed version of such signature page.

Section 6.10       Governing Law; Jurisdiction; Consent to Service of Process. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT SECTION 6.12 BELOW, WHICH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, IN EACH CASE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

The Fund hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Related Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Calculation and Paying Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Related Documents against the Fund, or any of its property, in the courts of any jurisdiction.

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The Fund hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Related Documents in any court referred to in the preceding paragraph of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 6.11       Waiver of Jury Trial. Each of the Fund, the Calculation and Paying Agent and each third party beneficiary of this Agreement hereby waives trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto or such third party beneficiaries hereof against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

Section 6.12       Liability of Officers, Trustees and Shareholders. A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement has been executed on behalf of the Fund by an officer or trustee of the Fund in such capacity and not individually and the obligations of the Fund under this Agreement are not binding upon any of the officers, trustees or shareholders individually but are binding only upon the assets and property of the Fund.

Section 6.13       Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, The Bank of New York Mellon, solely in its capacity as Calculation and Paying Agent, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the iMTP Shares and all accumulated dividends thereon, petition or otherwise invoke process of any court or government authority for the purpose of commencing a case against, the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Calculation and Paying Agent from taking any action prior to the expiration of the aforementioned one year and one day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Calculation and Paying Agent, or (z) with respect to its rights or preferences as a Designated Owner or Holder of iMTP Shares.

Section 6.14       Notices to Designated Owners.

(a)       Any Designated Owner may request to receive by email transmission (or, only if email transmission shall be unavailable, by facsimile transmission) any notice provided by the Calculation and Paying Agent to Holders pursuant to this Agreement by completing and delivering to the Fund a contact notification form in substantially the form attached hereto as Exhibit A (a “Contact Notification Form”). The Contact Notification Form shall include: (i) the name of the contact person to whom such notice shall be addressed; (ii) an email address; (iii) a facsimile number; (iv) a telephone number; and (v) the other information required therein. The Fund shall forward to the Calculation and Paying Agent by email transmission (or, only if email transmission shall he unavailable, by facsimile transmission) copies of any Contact Notification Forms received. The Calculation and Paying Agent shall provide by email transmission (or, only if email transmission shall be unavailable, by facsimile transmission) such notice to the Person that is

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identified as the contact person on any Contact Notification Form (that has not been cancelled as provided in clause (b) below) that the Calculation and Paying Agent shall have received from the Fund. The Calculation and Paying Agent shall provide such notice at the same time that it provides such notice to Holders.

(b)       A Designated Owner or former Designated Owner may request to cease receiving notices by completing and delivering to the Fund a contact notification cancellation form in the form attached hereto as Exhibit B (a “Cancellation Form”); the Fund shall forward to the Calculation and Paying Agent by email transmission (or, only if email transmission shall be unavailable, by facsimile transmission) any Cancellation Forms received. The Calculation and Paying Agent shall cease sending notices to the Person identified as the contact person on any Cancellation Form that the Calculation and Paying Agent shall have received from the Fund. In addition, the Fund at any time may direct the Calculation and Paying Agent to cease providing notices to any Person. Any such Person that is a Designated Owner may seek to reinstate itself as a Designated Owner eligible to receive notices by completing and submitting to the Fund a new Contact Notification Form.

(c)       The validity of any Contact Notification Form or Cancellation Form shall be determined in the sole discretion of the Fund; provided, however, that the Calculation and Paying Agent may conclusively rely upon any Contact Notification Form or Cancellation Form received by it and upon which it has acted.

(d)       Notwithstanding the foregoing provisions of this Section 6.14 with respect to notices to Designated Owners, it is expressly understood and agreed that the Fund and the Calculation and Paying Agent are agreeing to give such notices (or to facilitate the giving of such notices) solely as a matter of convenience to Designated Owners (to supplement procedures for the distribution of such notices to Holders) and will endeavor to provide them, but shall not incur any liability or obligation of any kind with respect to any such notices delivered to any Person or by reason of any failure to deliver, or any delay in delivering, any such notice or to accept any Contact Notification Form or Cancellation Form or maintain the accuracy of any list of Designated Owners.

Section 6.15       Tax Characterization of Dividends. For U.S. income tax purposes, the Fund takes the position that the Fund is a domestic corporation that is taxable as a regulated investment company and invests primarily in domestic tax exempt obligations. Except as otherwise provided in Sections 2.01(e) and 2.01(f) of this Agreement, for tax withholding and reporting purposes, the Calculation and Paying Agent may assume that each dividend payable with respect to the Fund’s iMTP Shares will consist entirely of domestic tax exempt income. If any part of any such dividend includes, or will include, taxable income, the Fund will use it reasonable efforts to inform the Calculation and Paying Agent prior to paying such dividend and agrees to hold the Calculation and Paying Agent harmless for any losses it may suffer due to the Fund’s failure to so notify it. The terms of this section shall survive the resignation or removal of the Calculation and Paying Agent and the termination of this Agreement for any reason.

Section 6.16       USA PATRIOT Act. The Fund acknowledges that the Calculation and Paying Agent is subject to the customer identification program requirements under the USA PATRIOT Act and its implementing regulations, and that the Calculation and Paying Agent must obtain, verify and record information that allows the Calculation and Paying Agent to identify the

23

Fund. Accordingly, prior to opening an account hereunder the Calculation and Paying Agent may request information (including but not limited to the Fund’s name, physical address, tax identification number and other information that will help the Calculation and Paying Agent to identify the organization such as organizational documents, certificate of good standing, license to do business, or any other information) that will allow the Calculation and Paying Agent to identify the Fund. The Fund agrees that the Calculation and Paying Agent cannot open an account hereunder unless and until the Fund provides the Calculation and Paying Agent with all requested information and the Calculation and Paying Agent verifies the Fund’s identity in accordance with its customer identification program.

Section 6.17       Separate Agreements.

The use of a single agreement is solely for the convenience of the Fund. Notwithstanding any other provision of this Agreement, this Agreement shall constitute and shall be construed as a separate agreement between the Calculation and Paying Agent on the one hand, and each Fund, severally and not jointly, on the other hand, as though each Fund had separately contracted with the Calculation and Paying Agent by separate written instrument with respect to such Fund and no other person. Each obligation of each Fund shall constitute the obligation solely of such Fund, and shall not constitute the obligation of, or a joint obligation with, any other Fund or any other person. No Fund shall be liable for, and the Calculation and Paying Agent shall have no recourse, whether by set-off or otherwise, to the assets of such Fund for, the obligations of any other Fund under this Agreement.

[signature page follows]

24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

EATON VANCE MUNICIPAL BOND FUND II

By:	Name: Title:

EATON VANCE CALIFORNIA MUNICIPAL BOND FUND II

By:	Name: Title:

EATON VANCE PENNSYLVANIA MUNICIPAL BOND FUND

By:	Name: Title:

EATON VANCE NEW JERSEY MUNICIPAL BOND FUND

By:	Name: Title:

EATON VANCE OHIO MUNICIPAL BOND FUND

By:	Name: Title:

EATON VANCE MASSACHUSETTS MUNICIPAL BOND FUND

By:	Name: Title:

[Signature Page For Calculation and Paying Agent Agreement]

EATON VANCE MICHIGAN MUNICIPAL BOND FUND

By:	Name: Title:

EATON VANCE NEW YORK MUNICIPAL BOND FUND II

By:	Name: Title:

THE BANK OF NEW YORK MELLON,
as Calculation and Paying Agent

By:	Name: Title:

[Signature Page For Calculation and Paying Agent Agreement]

ANNEX A

SCHEDULE OF FUNDS
(dated December 11, 2015)

List of Funds

Fund Name	Ticker	DDA Account Number	Fund Number
Eaton Vance Municipal Bond Fund II	EIV	432369	FH1U
Eaton Vance California Municipal Bond Fund II	EIA	432385	FH1W
Eaton Vance Massachusetts Municipal Bond Fund	MAB	432351	FH1S
Eaton Vance Michigan Municipal Bond Fund	MIW	432401	FH1Y
Eaton Vance New Jersey Municipal Bond Fund	EMJ	432419	FH1Z
Eaton Vance New York Municipal Bond Fund II	NYH	432377	FH1V
Eaton Vance Ohio Municipal Bond Fund	EIO	432427	FH2A
Eaton Vance Pennsylvania Municipal Bond Fund	EIP	432435	FH2B

Federal Reserve Wire Information for each Fund:

State Street Bank and Trust Company, Boston

BIC: SBOSUS33

ABA#: 011000028

Beneficiary Account Number: [DDA Account Number listed above]

Beneficiary Name: [Fund name listed above]; [Fund number listed above]

A

ANNEX B

WIRE INSTRUCTIONS FOR CALCULATION AND PAYING AGENT
(dated December 11, 2015)

The Bank of New York Mellon,

as Calculation and Paying Agent
New York, New York
ABA# 021 000 018

DTC Participant No. 901
G/L/A# 111-565
For Further Credit to:

Account Name:	Account Number:
EV NJ MUNI BOND DIVIDEND AC	668571
EV NJ MUNI BOND REDEMPTION AC	668572

EV NY MUNI BOND II DIVIDEND AC	668573
EV NY MUNI BOND II REDEMPTION AC	668574

EV CALI MUNI BOND II DIVIDEND AC	668578
EV CALI MUNI BOND II REDEMPTION AC	668579

EV MA MUNI BOND DIVIDEND AC	668582
EV MA MUNI BOND REDEMPTION AC	668584

EV MICHIGAN MUNI BOND DIVIDEND AC	668576
EV MICHIGAN MUNI BOND REDEMPTION AC	668577

EV MUNI BOND II DIVIDEND AC	668580
EV MUNI BOND II REDEMPTION AC	668581

EV OHIO MUNI BOND DIVIDEND AC	668585
EV OHIO MUNI BOND REDEMPTION AC	668586

EV PA MUNI BOND DIVIDEND AC	668587
EV PA MUNI BOND REDEMPTION AC	668588

Ref: mm/dd/yy and Event (e.g., Purchase Date)
Attn: Mike Diep, Tel: (212) 815-2834

B

EXHIBIT A

[EATON VANCE FUND]
INSTITUTIONAL MUNIFUND TERM PREFERRED SHARES (“iMTP SHARES”)

CONTACT NOTIFICATION FORM

Note: The substance of this notice must be given by the Designated Owner to __________ (the “Fund”) for forwarding to The Bank of New York Mellon, as Calculation and Paying Agent (the “Calculation and Paying Agent”), appointed under the Calculation and Paying Agent Agreement, dated as of December 11, 2015 (the “Calculation and Paying Agent Agreement”), between the Fund and the Calculation and Paying Agent, in the manner provided in Schedule 1 hereto by Electronic Means. The determination of the Fund as to the validity of this form shall be conclusive and binding upon the Designated Owner.

TO: __________

1.       The undersigned is Designated Owner of iMTP Shares of the Fund as of the date of this submission.

2.       The contact information for the undersigned Designated Owner is as follows:

Name of Designated Owner:

Taxpayer Identification No.:

The person to contact at the Designated Owner and the related contact information are as follows:

Name:

Email address for Notices:

Facsimile No. for Notices:	(only if email transmission is unavailable)

Telephone No. for Other Communications:

A-1

3.       The undersigned hereby undertakes to deliver a Cancellation Form in the form attached as Exhibit B to the Calculation and Paying Agent Agreement by Electronic Means to the Fund promptly upon ceasing to be Designated Owner of iMTP Shares of the Fund

4.       The undersigned expressly understands and agrees that the Fund and the Calculation and Paying Agent are agreeing to give notices (or to facilitate the giving of such notices) to Designated Owners solely as a matter of convenience to Designated Owners (to supplement procedures for the distribution of such notices to Holders) and will endeavor to provide them, but shall not incur any liability or obligation of any kind with respect to any such notices delivered to any Person or by reason of any failure to deliver, or delay in delivering, any such notice or to accept any Contact Notification Form or Cancellation form or maintain the accuracy of any list of Designated Owners.

5.       Terms used herein and not otherwise defined shall have the meanings given to such terms in the Calculation and Paying Agent Agreement,

Dated:

Print name of Designated Owner

By:
Name:
Title:

A-2

SCHEDULE I

CONTACT NOTIFICATION FORM
DELIVERY INFORMATION

This form must be delivered by the Designated Owner to the Fund by Electronic Means (including, by email transmission, facsimile transmission or other similar electronic means) at the fax number or email address listed below:

Fax: 617-672-1520

-OR-

Email: TWalsh1@EatonVance.Com

To ask any questions relating to this form, please contact:

Timothy Walsh

Eaton Vance Management

Two International Place

Boston, Massachusetts 02110

Tel: 617-672-8520

A-3

EXHIBIT B

[EATON VANCE FUND]
INSTITUTIONAL MUNIFUND TERM PREFERRED SHARES (“iMTP SHARES”)

CANCELLATION FORM

Note: The substance of this notice must be given to _________ (the “Fund”) for forwarding to The Bank of New York Mellon, as Calculation and Paying Agent (the “Calculation and Paying Agent”), appointed under the Calculation and Paying Agent Agreement, dated as of December 11, 2015 (the “Calculation and Paying Agent Agreement”), between the Fund and the Calculation and Paying Agent, in the manner provided in Schedule 1 hereto by Electronic Means. The determination of the Fund as to the validity of this form shall be conclusive and binding.

TO: _______

1.       The undersigned is a current or former Designated Owner of iMTP Shares of the Fund as of the date of this submission.

2.       The undersigned requests that the Calculation and Paying Agent cease sending notices to the undersigned.

3.       The contact information for the undersigned is as follows:

Name:

Taxpayer Identification No.:

The person to contact at the undersigned and the related contact information are as follows:

Name:

Email address:

Facsimile No.:	(only if email transmission is unavailable)

Telephone No. for Other Communications:

B-1

4.       The undersigned expressly understands and agrees that the Fund and the Calculation and Paying Agent are agreeing to give notices (or to facilitate the giving of such notices) to Designated Owners solely as a matter of convenience to Designated Owners (to supplement procedures for the distribution of such notices to Holders) and will endeavor to provide them, but shall not incur any liability or obligation of any kind with respect to any such notices delivered to any Person or by reason of any failure to deliver, or delay in delivering, any such notice or to accept any Contact Notification Form or Cancellation Form or maintain the accuracy of any list of Designated Owners.

5.       Terms used herein and not otherwise defined shall have the meanings given to such terms in the Calculation and Paying Agent Agreement.

Dated:

Print name of Designated Owner

By:
Name:
Title:

B-2

SCHEDULE 1

CANCELLATION FORM
DELIVERY INFORMATION

This form must be delivered to the Fund by Electronic Means (including, by email transmission, facsimile transmission or other similar electronic means) at the fax number or email address listed below:

Fax: 617-672-1520

-OR-

Email: TWalsh1@EatonVance.Com

To ask any questions relating to this form, please contact:

Timothy Walsh

Eaton Vance Management

Two International Place

Boston, Massachusetts 02110

Tel: 617-672-8520

B-3